Exhibit 10.57

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REAL ESTATE PURCHASE AND SALE AGREEMENT

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa corporation, for its Principal U.S. Property Separate Account,
formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account, SELLER

and

TRT ACQUISITIONS LLC,
a Delaware limited liability company, BUYER

INDEX TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

1.	Property Included in Sale	1

2.	Purchase Price/Remedies	2

3.	Title to the Property	3

4.	Buyer’s Due Diligence	3

5.	Buyer’s Conditions to Closing	6

6.	Seller’s Conditions to Closing	8

7.	The Closing	9

8.	Representations and Warranties	13

9.	Leasing and Indemnification	16

10.	Condition of Property	17

11.	Possession	19

12.	Tax-Deferred Exchange	19

13.	Miscellaneous	20

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”), is made as of the 8th day of December, 2006 (the “Agreement Date”) by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account, herein referred to as “Seller” and TRT ACQUISITIONS LLC, a Delaware limited liability company, herein referred to as “Buyer.”

RECITALS:

WHEREAS, Seller desires to sell certain improved real property along with certain related personal and intangible property, and Buyer desires to purchase said real, personal and intangible property on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller hereby agree as follows:

1.                                       Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, the following:

(a)                                  That certain real property commonly known as HEB Marketplace, 5601 Bandera Road, Leon Valley, Texas and more particularly described in Exhibit A attached hereto (the “Real Property”);

(b)                                 Seller’s interest in all rights, privileges and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances as well as all development rights, air rights, water, water rights (and water stock, if any) relating to the Real Property and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property;

(c)                                  Seller’s interest in all improvements and fixtures located on the Real Property, including all buildings and structures presently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property (all of which are collectively referred to as the “Improvements”); and

(d)                                 Seller’s interest in all tangible and intangible personal property (“Personal Property”) owned by Seller and used in the ownership, use and operation of the Real Property and Improvements (the tangible personal property, if any, being listed on Exhibit E), all copyrights, logos, designs, trademarks, service marks, trade names (excepting those including the name “Principal”), including, without limitation, the right to use any trade name “HEB Marketplace”  now used in connection with the Real Property and all goodwill associated with the Property, the plans and specifications relating to the Property, all warranties relating to the Real Property or the Personal Property, all Service Contracts (as hereinafter defined) to the extent Buyer agrees to assume the same as provided below, all licenses, permits and other written authorizations necessary for the zoning, land use, operation, ownership, construction and maintenance of the Property, all tenant files and all other files and records related to the management and operation of the Property which are currently in the possession of Seller or Seller’s property manager, and all claims and causes of action arising out of or in connection with the Property (other than claims solely related to Seller’s ownership of the Property including claims for delinquent rent for periods prior to the month in which the Closing occurs, unless otherwise specifically provided below), but excluding all proprietary information of Seller and its managing agent including computer software (but not the data pertaining to the operation of the Property) and related licenses and appraisals.

All of the items referred to in subparagraphs (a), (b), (c) and (d) above are hereinafter collectively referred to as the “Property.”

2.                                       Purchase Price/Remedies.

(a)                                  The total purchase price (the “Purchase Price”) for the Property is Twenty-nine Million Six Hundred Thousand and 00/100 Dollars ($29,600,000.00). The Purchase Price is payable by wire transfer of immediately available funds in U.S. dollars via the federal bank wire transfer system deliverable no later than 12:00 p.m. Central on the Closing Date (as defined herein) to Chicago Title Insurance Company, Attn:  Paulette Stevenson, Campbell Mithun Tower, 222 South Ninth Street, Suite 3250, Minneapolis, Minnesota 55402 (telephone: 612.339.5370; fax: 612.339.6743) (the “Title Company”) at Closing. For purposes of this Agreement, Title Company shall cause the Title Policy (hereinafter defined) to be issued by Chicago Title Insurance Company.

(b)                                 Within two (2) business days after the Agreement Date, Buyer shall deposit into escrow with the Title Company the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) as the earnest money deposit (the “Initial Deposit”) payable by wire transfer of immediately available funds in U.S. dollars via the federal bank wire transfer system. Provided that Buyer has not terminated this Agreement prior to the Approval Date, Buyer shall deposit an additional Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) as the additional earnest money deposit (the “Additional Deposit”) within one (1) business day after the Approval Date. (The Initial Deposit and the Additional Deposit are collectively referred to herein as the “Deposit”.)  Any interest earned by the Deposit shall be considered part of the Deposit. Except as otherwise provided in this Agreement, the Deposit shall be held by the Title Company in a federally insured interest bearing account or money market account typically used by the Title company and applied against the cash portion of the Purchase Price at Closing.

(c)                                  In the event the purchase and sale provided for under this Agreement does not close due to a breach by Buyer of its obligations, Buyer and Seller hereby agree that Seller will be damaged thereby. Therefore, Seller and Buyer hereby agree that the Deposit shall represent and be liquidated damages payable to Seller in such event as a fair and reasonable sum to recompense Seller in light of Seller’s removal of the Property from the market and the costs incurred, labor and services performed and the loss of its bargain, all of which are difficult to ascertain. These liquidated damages shall constitute Seller’s sole and exclusive remedy except for those certain indemnifications rights of Seller by Buyer otherwise specifically provided for in this Agreement.

(d)                                 In the event that Seller shall be in default hereunder, Buyer’s sole and exclusive remedy shall be either:  (i) deliver a written notice to Seller within three (3) business days of learning of such default, stating with particularity the alleged default of Seller and the action required by Seller to cure such default, and stating Buyer’s intent to terminate this Agreement if the default is not cured, whereupon Seller shall have seven (7) business days after receipt of such written notice in which to cure the alleged default to Buyer’s reasonable satisfaction and to thereby prevent termination of this Agreement (and the Approval Date, if then applicable, and the Closing Date shall be delayed, if necessary, until the end of such seven (7) business day period), or in the event such default is not cured within such seven (7) business day period, terminate this Agreement by written notice to Seller and the Title Company, in which case the Deposit shall be returned to Buyer; or (ii) if Seller’s default results from its failure to transfer possession and title to the Property to Buyer at Closing, enforce specific performance. In the event of termination pursuant to item (i), Seller agrees to reimburse Buyer for its reasonable and verifiable out of pocket due diligence expenses up to a maximum of Seventy-five Thousand and 00/100 Dollars ($75,000.00), including but not limited to title and survey expenses, third party report expenses and reasonable attorney’s fees. In no event under (i) or (ii) above shall Seller be liable to Buyer for any actual, punitive, speculative, consequential or other damages, unless Seller defeats Buyer’s right to specific performance by conveying the Property to a third party at or prior to Closing.

(e)                                  Independent Contract Consideration. Contemporaneously with its execution and delivery of the Earnest Money to the Escrow Agent, Buyer hereby delivers to Seller, and Seller hereby acknowledges the receipt of a check in the amount of One Hundred and 00/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount the parties bargained for and agreed to as consideration for Seller’s grant to Buyer of Buyer’s exclusive right to purchase the Property pursuant to the terms hereof and the Seller’s execution, delivery and performance of this Agreement. This Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable under any circumstances, and shall be retained by Seller notwithstanding any other provisions of this Agreement in consideration of the rights and options granted by Seller under this Agreement.

3.                                       Title to the Property. At the Closing, Seller shall convey to Buyer and Buyer shall accept marketable and insurable fee simple title to the Real Property, all rights, privileges and easements appurtenant thereto, and to the Improvements, by duly executed and acknowledged Special Warranty Deed attached hereto as Exhibit H (the “Deed”). Evidence of delivery of marketable and insurable fee simple title shall be the issuance of a current TLTA Owner’s Policy of Title Insurance, including deletion of standard printed exceptions, with the survey exception deleted except for “shortages in area” (the “Title Policy”), in the full amount of the Purchase Price by the Title Company, insuring fee simple title to the Real Property, Improvements, and appurtenant rights, privileges and easements, in the Buyer.

4.                                       Buyer’s Due Diligence. Buyer shall be allowed to conduct the following due diligence prior to purchasing the Property:

(a)                                  Buyer’s review of title to the Property as shown on an existing preliminary title report (the “Title Report”) from the Title Company, copies of all underlying title exceptions shown in the Title Report and an as-built survey showing the location of all improvements and recorded easements on the Property as of the date such survey was prepared (the “Survey”), all of which have been delivered by Seller with the other Due Diligence Items. Within seven (7) business days after the later of (i) Buyer’s receipt of the Title Report, the last of the underlying documents and the Survey (the “Title Documents”), and (ii) the Agreement Date, Buyer may approve or disapprove (in its sole and absolute discretion) the Title Documents for the Property by delivering written notice to Seller (“Buyer’s Title Notice”) specifying each title defect or matter for which Buyer is requesting a cure by Seller (“Title Defect”) and each Title Company requirement (“Title Requirement”) which Buyer is requesting Seller to satisfy in order for the Title Policy to be issued for the Property at Closing. Buyer may obtain an updated Survey (the “Updated Survey”), and in the event the Updated Survey discloses a title defect or matter that was not disclosed by the Survey, Buyer may deliver an amended Buyer’s Title Notice (“Amended Buyer’s Title Notice”), which shall include a copy of the Updated Survey, to Seller specifying each additional Title Defect and/or Title Requirement which Buyer is requesting Seller to satisfy in order for the Title Policy to be issued for the Property at Closing, provided such Amended Buyer’s Title Notice is delivered to Seller on or before the earlier of (i) the date five (5) business days after Buyer’s receipt of the Updated Survey, and (ii) December 26, 2006. Buyer’s failure to deliver Buyer’s Title Notice or Amended Buyer’s Title Notice to Seller within the time periods specified above shall be a conclusive presumption that Buyer has approved the Title Documents and the Updated Survey, if any, and this Agreement shall remain in full force and effect. Within five (5) business days after receiving Buyer’s Title Notice or Amended Buyer’s Title Notice, but in the case of the Amended Buyer’s Title Notice, if any, no later than December 29, 2006, Seller shall deliver to Buyer written notice (“Seller’s Title Notice”) of those Title Defects which Seller covenants and agrees to either eliminate or cure to Buyer’s satisfaction by the Closing Date and those Title Requirements which Seller agrees to satisfy by the Closing Date. Seller’s failure to deliver Seller’s Title Notice to Buyer within the time period specified above shall be deemed to constitute Seller’s election not to eliminate or cure any such Title Defect or to satisfy any such Title Requirements. If Seller elects (or is deemed to have elected) not to eliminate or cure any Title Defects or to not satisfy any Title Requirements, the Buyer shall have the right, by written notice delivered to Seller on or before (i) the date five (5) business days after receipt of the applicable Seller’s Title Notice, (ii) the date five (5) business days after the expiration of the time period during which Seller is entitled to deliver (x) Seller’s Title Notice and (y) in the case of where Seller has received an Amended Buyer’s Title Notice, an additional Seller’s Title Notice, and (iii) the Approval Date, whichever occurs first, to either (i) waive its prior notice as to the Title Defects which Seller has elected not to cure and those Title Requirements which Seller has elected not to satisfy, or (ii) terminate this Agreement as provided later in this section. Buyer’s failure to deliver any written notice on or before such date shall be a conclusive presumption that Buyer has approved the Title Documents and the Updated Survey, if any, and this Agreement shall remain in full force and effect. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to satisfy, release and remove on or before the Closing Date at Seller’s expense:  (i) any mortgages, deeds of trust or deeds to secure debt encumbering the Property and (ii) any mechanics or materialmen’s liens, judgment liens or tax liens for delinquent taxes or those currently due and payable, in all cases encumbering the Property, other than those caused by Buyer or any tenant (with respect to its leasehold interest in the Property).

(b)                                 Buyer’s review of the operating statements of the Property only for the previous two (2) calendar years as well as the current calendar year-to-date, provided same are available and in Seller’s actual possession.

(c)                                  Buyer’s review of copies of any tenant leases, and any amendments and modifications thereto, and tenant files which are currently in the possession of Seller or Seller’s property manager, any outstanding written lease proposals and Buyer’s interview of the tenants at the Property, provided that a representative of Seller shall be present during any such interviews.

(d)                                 Buyer’s review of copies of any site plans and building drawings and specifications currently in the possession of the Seller.

(e)                                  Buyer’s review of copies of any management, leasing, maintenance and service agreements currently in force (the “Service Contracts”) and in the possession of the Seller. Buyer shall provide written notice to Seller no less than three (3) business days prior to the Approval Date of those agreements Buyer wishes to assume. In the absence of such notice, Seller shall terminate all agreements at no cost to Buyer, but in any event shall terminate the management agreement and all leasing agreements.

(f)                                    Buyer’s review of certain environmental reports prepared for Seller and currently in the possession or control of Seller as set forth on Exhibit K. Seller is providing such reports to Buyer for informational purposes only and Buyer shall not rely on such reports in determining whether to purchase the Property. In the event the transaction contemplated herein does not close for any reason whatsoever, Buyer shall immediately return the reports to Seller.

The items referred to above in subparagraphs 4(a)-(f) and any other items provided by Seller to Buyer shall be collectively referred to as the “Due Diligence Items.”  Seller has provided the Due Diligence Items set forth above as well as those additional items listed on Exhibit L, and Buyer hereby acknowledges receipt thereof as of November 15, 2006.

(g)                                 Buyer’s review of the physical and environmental characteristics and condition of the Property. Seller agrees to provide Buyer access to the Property following the Agreement Date for the purpose of performing, at Buyer’s sole cost and expense, studies, physical inspections, investigations and tests on the Property (the “Tests”) provided that no such Tests shall be conducted without at least two (2) business days prior written notice to Seller and Seller’s prior approval of such Tests, which approval shall not be unreasonably withheld. Seller’s execution of this Agreement shall constitute its consent to a non-invasive Phase I environmental site assessment being performed on the Property. All forms of invasive Tests are prohibited without Seller’s prior written consent, which consent may be granted or withheld in Seller’s sole discretion. Invasive Tests hereunder include, but are not limited to any tests or testing beyond a Phase I environmental site assessment, such as collecting or testing asbestos, water, radon, soil or air samples. Buyer’s access is further conditioned on Buyer providing Seller with certificates of insurance from Buyer’s contractors listing Seller as an additional insured on all insurance policies evidencing that those Buyer’s agents or contractors performing the Tests on site have insurance in types and amounts satisfactory to Seller as determined by Seller in its reasonable discretion as more specifically set forth on Exhibit J attached hereto and hereby made a part hereof. Notwithstanding the foregoing, only Buyer’s environmental consultants shall be required to provide Seller with certificates of insurance listing Seller as an additional insured with respect to the Professional Liability coverages set forth on Exhibit J. Buyer shall be required to conduct such Tests in a manner as to not to unreasonably disturb or interfere with the current use of the Property and upon completion of such Tests, Buyer agrees at its sole cost to restore the Property to the condition it was in immediately prior to such Tests, including, but not limited to the immediate removal of anything placed on the Property in connection with such Tests. Copies of any reports, letters or other written information generated as a result of such Tests shall be provided to Seller if the sale contemplated by this Agreement does not close for any reason. Seller acknowledges that such reports shall not be certified to Seller and that Buyer will make no representation or warranty with respect to the truth or accuracy of such reports. BUYER SHALL INDEMNIFY, DEFEND (WITH COUNSEL REASONABLY SATISFACTORY TO SELLER), PROTECT, AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, COST, DAMAGE (OTHER THAN A CONSEQUENTIAL DAMAGE), OR EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS) WHICH SELLER MAY SUSTAIN OR INCUR BY REASON OF OR IN CONNECTION WITH ANY TESTS MADE BY BUYER OR BUYER’S AGENTS OR CONTRACTORS RELATING TO OR IN CONNECTION WITH THE PROPERTY, OR ENTRIES MADE BY BUYER OR ITS AGENTS OR CONTRACTORS ONTO THE PROPERTY. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the deed and the transfer of title pursuant to this Agreement.

If on or before 5:00 p.m. Central on December 29, 2006 (the “Approval Date”), Buyer disapproves the purchase of the Property for whatever reason by providing Seller with written notice of such disapproval, this Agreement shall terminate without any liability on the part of either party, except for Buyer’s indemnity obligations set forth in paragraph 4 above. In the event of such termination, the Deposit shall be returned to Buyer. Buyer shall return to Seller all Due Diligence Items and any copies of same or certify that it has destroyed the same. If by 5:00 p.m. Central on the Approval Date Buyer approves the purchase of the Property, subject to the remaining terms of this Agreement, by providing Seller with written notice, then this Agreement shall remain in full force and effect, Buyer shall deposit the Additional Deposit as set forth in paragraph 2(b) above, and the Deposit shall be held by the Title Company and credited to Seller as provided herein. If by 5:00 p.m. Central on the Approval Date Buyer fails to deliver any written notice, either approving or disapproving of the purchase of the Property, there shall be a conclusive presumption that Buyer has approved the purchase of the Property, subject to the remaining terms of this Agreement, this Agreement shall remain in full force and effect, Buyer shall deposit the Additional Deposit as set forth in paragraph 2(b) above, and the Deposit shall be held by the Title Company and credited to Seller as provided herein.

5.                                       Buyer’s Conditions to Closing. The following conditions are conditions precedent to Buyer’s obligation to purchase the Property:

(a)                                  Seller maintaining the Property in its present condition until Closing, reasonable wear and tear excepted. In the event that, prior to Closing, the Property, or any part thereof, is destroyed or materially damaged, and such damage exceeds $150,000.00, or if condemnation proceedings are commenced against the Property, Buyer shall have the right, exercisable by giving notice of such decision to Seller within ten (10) business days after receiving written notice of such damage, destruction or condemnation proceedings, to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder In the event of such termination, the Deposit shall be returned to Buyer. If Buyer elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage, destruction or condemnation shall be paid or assigned to Buyer and Seller shall credit the Purchase Price to the extent of any deductible under any policies of insurance, which credit shall not exceed the amount of such damages. In the event the casualty damage to the Property is $150,000.00 or less, Buyer shall accept the Property in its then condition and proceed with the purchase, in which case Buyer shall accept payment or assignment of applicable insurance proceeds, if any, from policies of insurance maintained and paid for by Seller covering the Property, together with a credit against the Purchase Price in the amount of the deductible under Seller’s insurance policy, if any, up to the amount necessary to make the necessary repairs or restorations. Seller shall also pay to Buyer any insurance proceeds collected by Seller for rent loss from existing tenants applicable to the period after the Closing Date, provided that the amount to be paid, if any, shall not exceed the amount received by Seller from Seller’s insurance for loss of rent applicable to the period after the Closing Date, if any. Buyer acknowledges that Seller has no obligation to carry any such insurance for loss of rent.

(b)                                 Delivery by Seller at Closing of the Deed.

(c)                                  Commitment by the Title Company to issue the Title Policy as set forth in paragraph 3.

(d)                                 Delivery by Seller of an Assignment and Assumption of Leases in the form attached hereto as Exhibit B.

(e)                                  Delivery by Seller of an Assignment of Warranties, Guaranties and Service Contracts in the form attached hereto as Exhibit G.

(f)                                    Performance by Seller as and when required by this Agreement of each and every term, covenant, condition and agreement required to be performed by Seller pursuant to this Agreement.

(g)                                 Buyer has not terminated this Agreement prior to or concurrently with the Approval Date.

(h)                                 Delivery by Seller on or before Closing of Tenant Estoppel Certificates in the form prescribed in tenant’s lease, or in the absence of a prescribed form, in the form attached hereto as Exhibit M, for the following named tenants HEB, Old Navy, and Office Depot (“Major Tenants”) and for additional tenants such that Buyer receives Tenant Estoppel Certificates for tenants occupying ninety percent (90%) of the total rentable square footage of the Property inclusive of the aggregate rentable square feet leased to the Major Tenants. Notwithstanding the foregoing, if Seller delivers a completed Tenant Estoppel Certificate in the form attached hereto as Exhibit M to a tenant and such tenant deletes or modifies the language contained in paragraphs 7, 14 or 16 thereof, fails to obtain a lease guarantor’s signature or otherwise modifies such Tenant Estoppel Certificate so that the estoppel delivered by such tenant complies with its obligations with respect thereto under its lease, Buyer agrees to accept such Tenant Estoppel Certificate (with such deletion(s) and/or modification(s)) as if it had been delivered in the form attached hereto as Exhibit M, notwithstanding such deletion(s) and/or modification(s). If required by Buyer’s proposed lender, Seller shall deliver a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) prepared by Buyer in the form prescribed in such tenant’s lease, or in the absence of a prescribed form, in substantially the form attached hereto as Exhibit O, to (i) Office Depot of Texas, L.P., (ii) HEB Grocery Company, LP, and (iii) Trading Zone Inc. (“SNDA Major Tenants”) and to all other tenants of the Property requested by Buyer. Seller shall use best efforts to obtain SNDAs from the SNDA Major Tenants, provided that Seller’s failure to obtain SNDAs from the SNDA Major Tenants or any other tenant(s) of the Property shall not be a failure of a condition precedent to Closing.

(i)                                     The representations and warranties of Seller contained in paragraph 8 shall be true and correct in all material respects as of Closing.

In the event that the conditions set forth above in this paragraph 5 are not satisfied (and Buyer is not otherwise in default of its obligations set forth in paragraphs 7(c) and 7(d) of this Agreement), Buyer may terminate this Agreement, subject to paragraph 2(d) hereof, or waive satisfaction of the condition and close escrow in either instance by giving written notice to Seller. In the event of such termination, for reasons described in (b) – (h) above, the Deposit shall be returned to Buyer.

6.                                       Seller’s Conditions to Closing. The following conditions are conditions precedent to Seller’s obligation to sell the Property:

(a)                                  The approval of the applicable committee of Seller (the “Committee”), which approval Buyer acknowledges Seller will not seek until the Approval Date has passed and Buyer has failed to exercise its right of termination of this Agreement under paragraph 4. Seller makes no representation with regard to the likelihood of approval of this Agreement or the transaction contemplated herein by its Committee. Seller shall have until January 5, 2007 to obtain such approval by its Committee. If for any reason Seller’s Committee does not approve this Agreement or the transaction contemplated herein, this Agreement shall terminate, the Title Company shall return the Deposit to Buyer and neither party shall have any further obligations or rights hereunder. Notwithstanding the above, in the event of such termination, Seller agrees to reimburse Buyer for its reasonable and verifiable out of pocket due diligence expenses up to a maximum of Seventy-five Thousand and 00/100 Dollars ($75,000.00), including but not limited to title and survey expenses, third party report expenses and reasonable attorney’s fees.

(b)                                 Delivery by Buyer at Closing of the Purchase Price, an executed Assignment and Assumption of Leases in the form attached hereto as Exhibit B and an executed Assignment of Warranties, Guaranties and Service Contracts in the form attached hereto as Exhibit G.

(c)                                  Performance by Buyer as and when required by this Agreement of those and terms, covenants, conditions and agreements specifically related to Buyer’s obligations contained in this Agreement.

(d)                                 The representations and warranties of Buyer contained in paragraph 8 shall be true and correct in all material respects as of Closing.

In the event that the conditions in this paragraph 6 are not satisfied, Seller may elect, at its sole discretion, to terminate this Agreement or waive satisfaction of the condition and close escrow. In the event of such termination, for reasons described in (b), (c) or (d) above, the Deposit shall be retained by Seller as liquidated damages and shall be non-refundable to the Buyer.

7.                                       The Closing.

(a)                                  The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on January 16, 2007 (unless extended as specifically provided for herein), or such other date prior thereto as Buyer and Seller may mutually agree in writing; provided, however, should such date fall during the final two (2) business days of any calendar month, the date shall automatically be extended to the first business day of the following calendar month such that Closing will not occur during the final two (2) business days of any calendar month (the “Closing Date”). Buyer shall have a one-time right to extend the Closing Date until January 26, 2007, provided that on or before January 9, 2007, Buyer gives Seller notice of such extension and deposits an additional non-refundable deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) with the Title Company. Except as otherwise provided herein, such date may not be extended without the prior written approval of both Seller and Buyer. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, subject to the provisions of paragraph 2, and unless it is notified by both parties to the contrary, within three (3) business days after the Closing Date, return to the depositor thereof items which it may have been deposited pursuant to this Agreement. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

(b)                                 At or before the Closing, Seller shall deliver to escrow the following:

(i)                                     the Deed conveying to the Buyer the Property as required by paragraph 3 above;

(ii)                                  originals or copies, if originals are not available, of all leases (and amendments thereto, if any) in Seller’s possession or control and covering any portion of the Property, any non cash security deposits relating thereto in Seller’s possession or control and an executed Assignment and Assumption of Leases in the form attached hereto as Exhibit B;

(iii)                               Seller’s Non-Foreign Certification in the form attached as Exhibit C;

(iv)                              notices to the tenants at the Property in the form attached as Exhibit D, executed by Seller;

(v)                                 an executed Assignment of Warranties, Guaranties and Service Contracts in the form attached hereto as Exhibit G; and

(vi)                              an executed Bill of Sale in the form attached hereto as Exhibit I.

Buyer may waive compliance on Seller’s part under any of the foregoing items by an instrument in writing.

(c)                                  At or before the Closing, Buyer shall deliver to escrow the Purchase Price, an executed Assignment and Assumption of Leases in the form attached hereto as Exhibit B and an executed Assignment of Warranties, Guaranties and Service Contracts in the form attached hereto as Exhibit G.

(d)                                 Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

(e)                                  Prorations

(i)                                     In each proration set forth below, the portion thereof applicable to the period beginning at 12:01 a.m. on the Closing Date shall be credited to Buyer and the portion thereof applicable to the period ending prior to such time shall be credited to Seller (such that income and expenses run to Buyer starting on the Closing Date). Prorations shall be calculated on the basis of a 12 month year with each month having thirty (30) days.

(A)                              Collected Rent and Other Lease Amounts. All collected rent, collected tenant reimbursements for Operating Expenses (as defined below), and other collected income for the month of Closing under leases in effect on the Closing Date shall be prorated as of the Closing Date. Buyer shall be credited with any rent and other income collected by Seller before the Closing Date but applicable to any period of time from and after the Closing Date. Uncollected rent and other income shall not be prorated on the Closing Date. Any rent received by Seller after the Closing Date with respect to time periods from and after the Closing Date shall be delivered to Buyer within ten (10) days of Seller’s receipt. Buyer shall apply rent and other income from tenants that are collected after the Closing Date first to the obligations then owing to Buyer for its period of ownership and to those reasonable attorney fees incurred by Buyer in collecting said amount, remitting the balance, if any, to Seller. Buyer will make reasonable efforts, without suit, to collect any delinquent rents from tenants in occupancy at the Property on the Closing Date and applicable to any periods before the Closing Date. Seller may pursue collection as to any rent not collected by Buyer after 60 days following the Closing Date after written notice to Buyer, provided that Seller shall have no right to terminate any lease or any tenant’s occupancy under any lease in connection therewith. Seller is not restricted in any way from collecting any rent or other income owed by past tenants who are no longer in occupancy on the Closing Date. Any payments from tenants in consideration for terminating their lease, which terminations shall require Buyer’s approval, such approval not to be unreasonably withheld, shall be prorated between Buyer and Seller on the Closing Date based upon the revenue from such terminated Leases which would have been received by Seller after the effective date of the termination, assuming the lease had remained in effect, and prior to Closing and the revenue which would have been received by Buyer for the remaining term of the terminated Leases from and after the Closing Date, assuming the lease had remained in effect.

(B)                                Operating Expenses. Taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses in connection with the ownership, operation, maintenance and management of the Real Property (collectively “Operating Expenses”) shall also be prorated as of the Closing Date as set forth in Paragraph 7(e)(i)(A) above and 7(e)(i)(D) below. Those Operating Expenses being paid directly by tenants shall not be prorated. Operating Expenses that are not payable by tenants either directly or reimbursable under the leases shall be prorated between Seller and Buyer on an accrual basis.

(C)                                Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority shall be prorated as of the Closing Date based upon the tax bill(s) received for and applicable to the period(s) in which the Closing Date occurs; or, to the extent such tax bill(s) and applicable amount(s) are not available by the Closing Date, based on the most recent ascertainable assessed values and tax rates. Seller shall receive a credit for any taxes and assessments paid by Seller for the tax period during which the Closing Date occurs from the Closing Date to the end of the applicable taxing period. All refunds or tax savings relating to real estate taxes or assessments shall inure to the benefit of Seller if such refunds or tax savings relate to any period for which Seller owned the Property, unless such amounts are to be refunded to tenants at the Property as of Closing. Buyer shall remit to Seller any such refund or tax savings relating to such period and due Seller promptly upon Buyer’s receipt, after deducting any amounts due to tenants under the Leases. Any additional taxes or assessments relating to the tax year(s) in which the Closing occurs or prior years, arising out of a change in the use of the Property after Closing or a change in ownership shall be assumed by Buyer effective as of the Closing Date and paid by Buyer when due and payable, and Buyer shall indemnify Seller from and against any and all such taxes, which indemnification obligation shall survive the Closing.

(D)                               Final Adjustments After Closing. If final prorations for those items addressed herein cannot be made on the Closing Date, then Buyer and Seller agree to allocate such items on an accrual basis as soon as invoices or bills are available, but with such final adjustment(s) to be made no later than forty-five (45) days after the Closing Date. Expenses shall be received and paid by the parties on an accrual basis with respect to their period of ownership. Seller shall not, however, be charged for any increase in Operating Expenses due to increased costs incurred or caused by Buyer subsequent to the Closing.

Seller, as landlord under the leases, may be currently collecting from tenants under the Leases additional rent or charges to cover Operating Expenses. Upon written request by either Seller or Buyer within forty-five (45) days after the Closing Date, the parties agree to then promptly calculate any amounts collected from the tenants to be prorated as compared to the amounts that should have been collected for the Seller’s period of ownership. Specifically, the amount to be prorated shall be determined by calculating the difference between such tenant’s or tenants’ account balances for collections of reimbursable Operating Expenses for the lease year including the Closing Date relative to the amounts of actual Operating Expenses reimbursable to Seller during such period. Upon such request, the parties shall reasonably estimate Operating Expenses for Seller’s period of ownership if final bills are not available. Buyer shall be responsible for administering all reconciliations and other adjustments with such tenants in accordance with the leases for 2007 provided Seller furnishes Buyer the appropriate records. Seller shall be responsible for reconciliations for 2006.

Payments in connection with such final adjustments shall be due within fifteen (15) days of mutual agreement of the amount(s) due, except for amounts to be collected from tenants, which amounts shall be paid to Seller promptly after collection from the applicable tenant. Each party shall have reasonable access to, and the right to inspect and audit the other party’s supporting documentation to confirm the final prorations, provided at least three (3) business days’ advance notice is given by the auditing party to the audited party.

(ii)                                  Leasing Commissions and Cost of Tenant Finish. At Closing, Buyer shall assume the obligation to pay all leasing commissions and the costs of tenant finish disclosed in the Due Diligence Items for lease expansions or renewals exercised after the Agreement Date. Seller shall be responsible for all leasing commissions and tenant finish for tenants which have executed leases on or prior to the Agreement Date. Any leasing commissions and costs of tenant finish with regard to new leases of the Property entered into subsequent to the Agreement Date and prior to Closing (the “New Leases”) shall be prorated between Buyer and Seller on the Closing Date based upon the revenue from such New Leases received by Seller prior to Closing and the revenue to be received by Buyer for the term of the New Leases commencing on the Closing Date.

(iii)                               Tenant Deposits. All cash tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not applied to tenant obligations under the leases as of the Approval Date shall be transferred or credited to Buyer at Closing or placed in escrow for Buyer’s benefit, if required by law. All non-cash security deposits shall be transferred into the name of Buyer at Seller’s cost and expense and until transferred, Seller agrees to call such non-cash deposits and deliver the proceeds to Buyer provided Buyer certifies that the applicable tenant is in default under its lease and Buyer is entitled to the security deposit and Buyer indemnifies and holds Seller harmless from all loss, cost and expenses, including attorney’s fees, arising out of calling such non-cash deposit. As of the Closing, Buyer shall assume Seller’s obligations related to tenant security deposits received by Buyer or credited against the Purchase Price. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants with respect to any security deposits so received or credited against the Purchase Price and will reimburse Seller for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.

(iv)                              Utility Deposits. Buyer shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date and amounts payable as of such date paid. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

(v)                                 Insurance. The fire, hazard, and other insurance policies relating to the Property shall be cancelled by Seller as of the Closing Date and shall not, under any circumstances, be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.

(f)                                    The costs incurred in this transaction shall be allocated as follows:

(i)                                     Seller shall pay standard rates for the Title Policy. Buyer shall pay for any special endorsements including a survey endorsement to the Title Policy and deletion of the standard printed exceptions other than “shortages in area”.

(ii)                                  Buyer shall pay the cost of any recording fees applicable to the sale.

(iii)                               Buyer shall pay the cost of any update of the Survey.

(iv)                              Buyer and Seller shall split any escrow fees and/or costs.

(v)                                 Each party shall pay its own legal fees and expenses.

8.                                       Representations and Warranties.

(a)                                  Seller hereby represents and warrants to Buyer as follows:

(i)                                     Seller is a corporation duly organized and validly existing under the laws of the State of Iowa and is in good standing under the laws of the state in which the Property is located.

(ii)                                  All closing documents executed by Seller which are to be delivered to Buyer at the Closing are or at the Closing will be duly authorized, executed, and delivered by Seller, are or at the Closing will be legal, valid, and binding obligations of Seller, are sufficient to convey title, and do not violate any provisions of any agreement to which Seller is a party or to which it is subject.

(iii)                               Except as otherwise disclosed to Buyer in the Due Diligence Items, to the Seller’s Knowledge (as hereinafter defined), there are no liens, security interests, covenants, conditions, restrictions, rights-of-way, easements or encumbrances of any kind or character whatsoever, encumbering the Property other than those set forth in the Title Report and/or Survey.

(iv)                              Except as set forth on Exhibit N, there is no pending litigation which materially affects the use and operation of the Property or Seller’s ability to fulfill all of its obligations under this Agreement.

(v)                                 Except as otherwise provided in the Due Diligence Items, to the Seller’s Knowledge, Seller has not received any written notice from a governmental entity of a claim that the Property does not comply with all laws, ordinances, rules and regulations.

(vi)                              Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code (“Code”)).

(vii)                           Except as otherwise provided in the Due Diligence Items, to the Seller’s Knowledge, there is no existing condemnation action with respect to the Property which would materially affect the use and operation of the Property.

(viii)                        To Seller’s Knowledge, Seller has provided true and correct copies of all leases and amendments thereto and there are no leases except as shown on the rent roll delivered to Buyer as part of the Due Diligence Items. To Seller’s Knowledge, Seller has provided Buyer true and correct copies of all Service Contracts.

(ix)                                Seller and each person or entity owning an interest in Seller is (A) (x) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (y) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (C) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly), and (D) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.

Seller also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Seller is or shall be listed on any of the Lists or is or shall be an Embargoed Person. This Section shall not apply to any person to the extent that such person’s interest in the Seller is through a U.S. Publicly-Traded Entity. As used in this Agreement, “U.S. Publicly-Traded Entity” means a Person (other than an individual) whose securities are listed on a national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such a person.

The foregoing representations and warranties of Seller shall be in full force and effect on the Agreement Date and at the Closing. Such representations and warranties shall be deemed to have been reaffirmed and restated by Seller as of the Closing Date, except for any material change in any of the foregoing representations or warranties or any material breach thereof that occurs and which is expressly disclosed by Seller to Buyer in writing at any time and from time to time prior to the Closing (each a “Disclosure” and collectively, the “Disclosures”), which Disclosures shall thereafter be updated by Seller prior to the Closing Date. If any change in any of the foregoing representations or any breach of any of the foregoing warranties or agreements is a material change or breach, and Seller does not elect to cure such matters within twenty (20) business days after Seller’s receipt of a written request from Buyer to do so, or does not agree in writing within said twenty (20) business day period to indemnify Buyer against and hold Buyer harmless from any and all losses, liabilities, claims, costs and expenses incurred by Buyer as a result thereof then, notwithstanding anything contained herein to the contrary, Buyer, at its sole option, and as its sole remedy, may either (a) close and consummate the transaction contemplated by this Agreement, without reduction in the Purchase Price or (b) terminate this Agreement by written notice to Seller, whereupon the Title Company shall return the Deposit to Buyer and the parties shall have no rights or obligations hereunder, except for those which expressly survive any such termination. Such election shall be made by Buyer within five (5) business days after receipt of notice from Seller that Seller has elected not to cure or indemnify Buyer with respect to such material change or breach. Failure of Buyer to cause Seller to receive notice of such election of Buyer within such five (5) business days period shall conclusively be construed as Buyer’s having elected alternative (a) above. The Closing Date shall be postponed automatically, if necessary, to permit the full running of such cure period. The term “Seller’s Knowledge” as used herein means the actual knowledge (and not the implied or constructive knowledge) without any duty of investigation or inquiry of the following person:  Joe Wanninger, Asset Manager. All representations and warranties made by Seller in this Agreement shall survive the Closing for a period of nine (9) months and written notification of any claim arising therefrom must be received in writing by Seller within such nine (9) month period or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of the Seller, with respect to all claims hereunder, shall not exceed Three Hundred Thousand and 00/100 Dollars ($300,000.00). Notwithstanding the foregoing, no representation and warranty made in this Agreement by Seller shall survive the Closing relative to any matters disclosed in the Due Diligence Item or known to Buyer to be untrue or incorrect and of which Seller is not notified by Buyer prior to or at the Closing. Buyer is deemed to have constructive knowledge of all information contained in the Due Diligence Items that could be reasonably inferred from such Due Diligence Items but not otherwise.

(b)                                 Buyer hereby represents and warrants to Seller as follows:  (i) Buyer is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State in which the Property is located; (ii) all documents executed by Buyer which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the Closing will not violate any provisions of any agreement to which Buyer is a party or to which it is subject; (iii) Buyer shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iv) Buyer is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Property.

(c)                                  Buyer represents and warrants that (i) Buyer and its affiliates (A) are not currently identified on the List, and (B) are not persons or entities with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (iii) Buyer has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

Buyer also shall require, and shall take reasonable measures to ensure compliance with the requirement, that no person who owns any other direct interest in Buyer is or shall be listed on any of the Lists or is or shall be an Embargoed Person. This Section shall not apply to any person to the extent that such person’s interest in the Buyer is through a U.S. Publicly-Traded Entity.

9.                                       Management, Leasing and Indemnification.

(a)                                  Between the Agreement Date and the Closing, Seller shall:

(i)                                     operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property,

(ii)                                  keep and perform all of the obligations to be performed by it as landlord under any Lease or applicable law,

(iii)                               not permit or consent to any new loans affecting the Property,

(iv)                              not without first obtaining the written consent of Buyer enter into any Service Contracts (unless such contracts may be terminated at or prior to Closing at no cost to Buyer),

(v)                                 promptly notify Buyer of any condemnation, environmental, zoning or other land use regulation proceedings, any notices of violations of any applicable laws and any litigation that arises out of the ownership of the Property, in each case to the extent Seller obtains actual knowledge thereof,

(vi)                              maintain or cause to be maintained, at Seller’s sole cost and expense, all polices of insurance currently in effect with respect to the Property (or comparable replacements thereof),

(vii)                           deliver to Buyer copies of all operating statements prepared in the ordinary course of business within thirty (30) days after Seller’s preparation thereof relating to periods prior to Closing, even if prepared after Closing,

(viii)                        deliver to Buyer copies of any bills for real estate taxes and personal property taxes and copies of any notices pertaining to real estate taxes, assessments or other matters of material importance to the Property that are received by Seller after the Agreement Date, even if received after Closing, and

(ix)                                not create any new encumbrance or lien affecting the Property.

(b)                                 Buyer acknowledges that Seller may continue its leasing activity, without Buyer’s approval, through the Approval Date, but may not terminate any existing lease without

Buyer’s approval, such approval not to be unreasonably withheld. Seller shall promptly provide Buyer with all leasing proposals, letters of intent, and proposed leases received or prepared by Seller prior to the Approval Date, and will use commercially reasonable efforts to keep Buyer informed of Seller’s leasing activity prior to the Approval Date. After the Approval Date, Seller shall submit any prospective leases and any modifications, amendments, or renewals (which are not pre-approved per the terms of the lease) to Buyer for Buyer’s reasonable consent which shall be deemed given if not received in writing by Seller within five (5) business days of Seller’s written request for consent. Any costs of tenant finish and lease commissions with regard to new leases or renewal of current leases of the Property entered into subsequent to the Agreement Date and prior to Closing (the “New Leases”), be prorated between Buyer and Seller at Closing, provided the leases are approved in accordance with this paragraph, and subject to the prorations provisions of paragraph 7(e) above. BUYER SHALL INDEMNIFY SELLER AND SELLER SHALL BE FULLY RELEASED FROM ANY AND ALL LIABILITY ARISING AS A RESULT OF ANY FUTURE LEASING COMMISSIONS DUE UNDER ANY LEASING COMMISSION AGREEMENTS AFFECTING THE PROPERTY PROVIDED SUCH AGREEMENTS ARE INCLUDED IN THE DUE DILIGENCE ITEMS. “Future Leasing Commissions” shall be limited to those commissions resulting from the renewal or extension of any existing lease, the exercise of any options under an existing lease or the execution of a new lease after the Closing Date, and shall not include any commissions due and owing on or before the Agreement Date under the terms of any leases or leasing commission agreements in existence on the Agreement Date. Seller shall indemnify Buyer and Buyer shall be fully released from all liability arising as a result of any commissions due and owing on or before the Agreement Date under the terms of any leases or leasing commission agreements in existence on the Agreement Date.

10.                                 Condition of Property. From and after the Approval Date, Buyer will be deemed to have approved the physical and environmental characteristics and condition of the Property, as well as the economic characteristics of the Property. Except as otherwise expressly provided in paragraph 8(a) herein, Buyer hereby waives any and all defects in the physical, environmental and economic characteristics and condition of the Property which would be disclosed by such inspection. Buyer further acknowledges that neither Seller nor any of Seller’s officers or directors, nor Seller’s employees, agents, representatives, or any other person or entity acting on behalf of Seller (hereafter, for the purpose of this paragraph, such persons and entities are individually and collectively referred to as the “Seller”), except as otherwise expressly provided in paragraph 8(a) herein, have made any representations, warranties or agreements (express or implied) by or on behalf of Seller as to any matters concerning the Property, the economic results to be obtained or predicted, or the present use thereof or the suitability for Buyer’s intended use of the Property, including, without limitation, the following:  suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil, or groundwater; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; or proposed routes of roads or extensions thereof. Buyer acknowledges and agrees that the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “as is” and that no patent or latent defect in the physical or environmental condition of the Property whether or not known or discovered, shall affect the rights of either party hereto. Any documents furnished to Buyer by Seller relating to the Property including, without limitation, rent rolls, service agreements, management contracts, maps, surveys, studies, pro formas, reports and other information, including but not limited to the Due Diligence Items, shall be deemed furnished as a courtesy to Buyer but without warranty from Seller, except as otherwise expressly provided in paragraph 8(a) herein. All work done in connection with preparing the Property for the uses intended by Buyer including any and all fees, studies, reports, approvals, plans, surveys, permits, and any expenses whatsoever necessary or desirable in connection with Buyer’s acquiring, developing, using and/or operating the Property shall be obtained and paid for by, and shall be the sole responsibility of Buyer. Upon the Approval Date Buyer will have investigated and will be deemed to have knowledge of operative or proposed governmental laws and regulations including land use laws and regulations to which the Property may be subject and shall acquire the Property upon the basis of its review and determination of the applicability and effect of such laws and regulations. Except as otherwise expressly provided in paragraph 8(a) herein, Buyer has neither received nor relied upon any representations concerning such laws and regulations from Seller.

EXCEPT FOR CLAIMS OF FRAUD OR WILLFUL MISREPRESENTATION ON THE PART OF SELLER, THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN AND THOSE POST-CLOSING OBLIGATIONS OF SELLER SPECIFICALLY CONTAINED HEREIN, BUYER, ON BEHALF OF ITSELF AND ITS EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, ATTORNEYS AND OTHER REPRESENTATIVES, AND EACH OF THEM, HEREBY RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHETHER ALLEGED UNDER ANY STATUTE, COMMON LAW OR OTHERWISE, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATED TO THE CONDITION, OPERATION OR ECONOMIC PERFORMANCE OF THE PROPERTY.

By signing in the space provided below in this paragraph 10, Buyer acknowledges that it has read and understood the provisions of this paragraph 10.

BUYER:

TRT ACQUISITIONS LLC, a
Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a
Delaware limited liability company,
its sole member

	By:	Dividend Capital Total Realty Operating
Partnership LP, a Delaware limited partnership,
its sole member

		By:	Dividend Capital Total Realty
Trust Inc., a Maryland corporation,
its general partner

By:	/s/ [ILLEGIBLE]

Its:	Vice President

BUYER ACKNOWLEDGES AND AGREES AND THE DEED SHALL PROVIDE THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, OTHER THAN THOSE EXPRESSLY CONTAINED IN THE DEED OR IN THIS AGREEMENT, PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO:  (i) THE VALUE, QUALITY OR CONDITION OF THE PROPERTY; (ii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (iii) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (iv) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (v) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (vi) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (vii) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.

11.                                 Possession. Buyer shall have the right of possession on the Closing Date, provided, however, that Seller shall allow authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to satisfaction of any conditions precedent to the Closing contained herein.

12.                                 Tax-Deferred Exchange. Buyer and Seller agree that, at either Buyer’s or Seller’s sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and proposed regulations thereunder. The parties agree that if either wishes to make such election, it must do so prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Buyer and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys’ and paralegal fees and reasonable attorneys’ and paralegal fees on appeal), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive closing and the transfer of title to subject Property to Buyer. Notwithstanding anything to the contrary contained in this paragraph:  any such Section 1031 exchange shall be consummated through the use of a facilitator or intermediary so that Buyer shall in no event be requested or required to acquire title to any property other than the Property.

13.                                 Miscellaneous.

(a)                                  Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be an adequate and sufficient notice if given in writing and service is made either by (i) personal delivery, in which case the service shall be deemed received the date of such personal delivery, (ii) nationally recognized overnight air courier service, next day delivery, prepaid, in which case the notice shall be deemed to have been received one (1) business day following delivery to such nationally recognized overnight air courier service, or (iii) at the time of being sent by facsimile if delivery thereof is confirmed by sender’s receipt of a transmission report, generated by sender’s facsimile machine, which confirms that the facsimile was successfully transmitted in its entirety and provided the facsimile was forwarded prior to 5:00 Central, and to the following addresses or facsimile numbers:

If to Seller:

Principal Life Insurance Company
c/o Principal Real Estate Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392
Attn:	Emily J. Kell
Fax:	866-850-4022
Phone:	515-247-0610

with a copy to:

Principal Real Estate Investors, LLC
c/o Closing Department
801 Grand Avenue
Des Moines, Iowa 50392-5590
Attn:	Amy Corwin
Fax:	866-840-7679
Phone:	515-247-0795

and a copy to:

Thompson Hine LLP
10 West Broad Street, Suite 700
Columbus, Ohio 43215-3435
Attn:	Darrel R. Davison
Fax:	614-469-3361
Phone:	614-469-3231

If to Buyer:

TRT Acquisitions LLC
c/o Dividend Capital Total Realty Trust
618 17th Street, Suite 1700
Denver, Colorado 80202
Attn:	Gregory M. Moran
Fax:	303-869-4602
Phone:	303-8533858

with a copy to:

Seyfarth Shaw LLP
131 South Dearborn Street, Suite 2400
Chicago, Illinois 60603
Attn:	Joel D. Rubin
Fax:	312-460-7600
Phone:	312-460-5600

or such other address as either party may from time to time specify in writing to the other.

(b)                                 Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker, entity, agent, commission salesperson, or other person who will claim a right to compensation or a commission or finder’s fee as a procuring cause of the sale contemplated herein, except for Holliday Fenoglio Fowler, whose commission shall be paid by Seller. In the event that any company, firm, broker, agent, commission salesperson or finder perfects a claim for a commission or finder’s fee based upon any such contract, dealings or communication, the party through whom the company, firm, broker, agent, commission salesperson or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same. No commission shall be paid or become payable unless the Closing actually occurs. The provisions of this subparagraph (b) shall survive Closing and any termination, cancellation or rescission of this Agreement.

(c)                                  Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns and may be assigned by Buyer to an affiliated entity provided that (i) Buyer shall remain jointly and severally liable for the obligations contained in this Agreement; (ii) Buyer and any assignee, by accepting assignment of this Agreement, expressly agrees to defend and indemnify Seller from any litigation arising out of the assignment; (iii) no further assignment shall occur without the prior written consent of the Seller; (iv) written notice of the assignment, including the name of the Assignee, is provided to Seller no fewer than ten (10) business days prior to Closing; and (v) Buyer shall provide to Seller at Closing an Assignment and Assumption of Real Estate Purchase and Sale Agreement in the form attached hereto as Exhibit F, executed by both Buyer and Assignee. This Agreement shall not be assigned by Seller.

(d)                                 Amendments and Terminations. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

(e)                                  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

(f)                                    Merger of Prior Agreements. This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

(g)                                 Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees. Buyer and Seller both acknowledge each has been advised by counsel as to their respective rights, duties and obligations in this Agreement and have had ample opportunity to negotiate same. Thus, both Buyer and Seller acknowledge that any ambiguity in this Agreement should not necessarily be resolved against the drafter of this Agreement.

(h)                                 Time of the Essence. Time is of the essence of this Agreement.

(i)                                     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Agreement.

(j)                                     Survivability. Except as otherwise provided herein, the covenants contained in this Agreement shall survive the closing of the purchase and sale and shall not be deemed merged in the deed, but shall remain in full force and effect.

(k)                                  No Recordation. Neither Seller nor Buyer shall record this Agreement or memorandum thereof in or among the land or chattel records of any jurisdiction.

(l)                                     Proper Execution. The submission by Seller to Buyer of this Agreement in unsigned form shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Buyer or impose any obligations on Seller irrespective of any reliance thereon, change of position or partial performance until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company.

(m)                               Computation of Time. The time in which any act is to be done under this Agreement is computed by excluding the first day, and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (a) all references to time shall be deemed to refer to Central time, and (b) all time periods shall expire at 5:00 p.m. Central time.

(n)                                 Limitation of Liability. The liability of Principal Life Insurance Company hereunder is limited to the assets of its Principal U.S. Property Separate Account.

(o)                                 Information and Audit Cooperation. Within seventy-five (75) days after the Closing Date, Seller shall allow Buyer’s auditors access to the books and records of Seller relating to the operation of the Property for the two (2) year period prior to the Closing Date to enable Buyer to comply with any financial reporting requirements applicable to Buyer, upon at least three (3) business days prior written notice to Seller. In addition, Seller shall provide Buyer’s designated independent auditors a representation letter regarding the books and records of the Property in substantially the form attached hereto as Exhibit P.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Seller:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa
corporation, for its Principal U.S. Property Separate Account,
formerly known as Principal Life Insurance Company, an Iowa
corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

	By:	/s/ Amy M. Corwin
Senior Closing Consultant

	By:	/s/ G. Kent Jurgensan
Director
Closing

Buyer:

TRT ACQUISITIONS LLC, a
Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a
Delaware limited liability company,
its sole member

	By:	Dividend Capital Total Realty Operating
Partnership LP, a Delaware limited partnership,
its sole member

		By:	Dividend Capital Total Realty
Trust Inc., a Maryland corporation,
its general partner

			By:	/s/ [ILLEGIBLE]
			Its:	Vice President

Buyer’s Tax Identification Number:

EXHIBIT “A”

Legal Description

Lot 11, Block 1, New City Block 510, Bandera Center Subdivision, Unit 5, an addition to the City of Leon Valley, Bexar County, Texas according to the map or plat thereof, recorded in Volume 9520, Page 196, Deed and Plat Records of Bexar County, Texas.

A-1

EXHIBIT “B”

ASSIGNMENT AND ASSUMPTION OF LESSOR’S INTEREST IN LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LESSOR’S INTEREST IN LEASES (this “Assignment”) by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account (hereinafter called “Assignor”) and                     , a Delaware limited liability company (hereinafter called “Assignee”).

WITNESSETH:

WHEREAS, Assignor as lessor entered into those certain lease agreements as more particularly set out in Exhibit “B” attached hereto (herein called the “Leases”); and

WHEREAS, Assignor now desires to transfer and assign to Assignee all of Assignor’s interest in and to the lessor’s rights, obligations and interest under the Leases.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand paid to Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby grant, convey, transfer and assign to Assignee, its successors and assigns, all of Assignor’s interest in the Leases, covering all or portions of the real property described in Exhibit “A” attached hereto and made a part hereof. Assignor is also hereby assigning and transferring to Assignee any security deposits held by Assignor under the Leases. Assignee hereby assumes any and all obligations of Assignor under such leases first arising from and after Closing and agrees to perform all of the terms, covenants, and conditions of the Leases on part of Assignor required therein to be performed after Closing.

ASSIGNEE ACKNOWLEDGES AND AGREES AND THE DEED SHALL PROVIDE THAT ASSIGNOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, OTHER THAN THOSE EXPRESSLY CONTAINED IN THE DEED AND THAT CERTAIN REAL ESTATE PURCHASE AND SALE AGREEMENT BETWEEN PRINCIPAL LIFE INSURANCE COMPANY AND TRT ACQUISITIONS LLC DATED      , 2006 (WHICH PURCHASE AND SALE AGREEMENT REPRESENTATIONS AND WARRANTIES SHALL SURVIVE THE DATE OF THIS ASSIGNMENT FOR A PERIOD OF NINE (9) MONTHS), PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO:  (i) THE VALUE, QUALITY OR CONDITION OF THE PROPERTY; (ii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH ASSIGNEE MAY CONDUCT THEREON; (iii) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (iv) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (v) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (vi) THE MANNER, QUALITY, STATE OF

REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (vii) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. ASSIGNEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW,  THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS.

This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one agreement.

EXECUTED as of this     day of                  , 200  .

ASSIGNOR:

PRINCIPAL LIFE INSURANCE COMPANY, an
anIowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance Company,
Iowa corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:

By:

ASSIGNEE:

TRT ACQUISITIONS LLC, a
Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a
Delaware limited liability company,
its sole member

	By:	Dividend Capital Total Realty Operating
Partnership LP, a Delaware limited partnership,
its sole member

		By:	Dividend Capital Total Realty
Trust, Inc., a Maryland corporation,
its general partner

By:

Its:

EXHIBIT “C”

NON-FOREIGN CERTIFICATION

To inform TRT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required upon the transfer of the legal title to certain real property which will be transferred to Buyer by PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.                                       Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.                                       Seller’s U.S. employer identification/social security number is 42-0127290; and

3.                                       Seller’s office address is:

c/o Principal Real Estate Investors, LLC
801 Grand Avenue
Des Moines, Iowa 50392-5590

4.                                       Seller is not a disregarded entity as defined in § 301.7701-3 of the Income Tax Regulations.

Seller understands that this Certification, as required by §1.1445-2-(b)(2)(iii) of the Income Tax Regulations, may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

[The remainder of this page is intentionally left blank.]

C-1

Dated:                           200  .

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance
Company, an Iowa corporation, for its Real Estate Separate
Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:
Its:

By:
Its:

C-2

EXHIBIT “D”

Notice to Tenant

RE:  HEB Marketplace, 5601 Bandera Road, Leon Valley, Texas

Dear                           :

Please be advised that effective                       , 200  , Principal Life Insurance Company has sold the above-referenced project to                 . Effective                           , 200  , all future rental payments should be sent to the following:

Any questions regarding maintenance and management of the property should be [addressed as provided above/addressed to]:

Should your lease require notice of a change of landlord’s address, please consider this your notice. The landlord’s notice address is now [the same as above/:]

[The remainder of this page is intentionally left blank.]

D-1

Sincerely,

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance
Company, an Iowa corporation, for its Real Estate Separate
Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:

By:

NOTE TO BUYER:  PLEASE PROVIDE THE NECESSARY INFORMATION FOR THIS DOCUMENT TO SELLER AS SOON AS AVAILABLE

D-2

EXHIBIT “E”

TANGIBLE PERSONAL PROPERTY

1.	28 – 4’ Natural Pine Building Front Wreaths with Deluxe Ornamentation and Bows

2.	11 – Double Custom Silk-Screened Banners, 2-Color on Marine Acrylic
(Total of 11 poles, 22 Banners)*

3.	11 – Double Premium Banner Brackets

* Green Sunbrella Banner with Tree and Happy Holidays

E-1

EXHIBIT “F”

ASSIGNMENT AND ASSUMPTION OF
REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this      day of                        , 200  , by and between TRT ACQUISITIONS LLC, a Delaware limited liability company (“Assignor”), and                                        , a(n)                                        (“Assignee”).

WHEREAS, Assignor entered into that certain Real Estate Purchase and Sale Agreement dated as of December     , 2006 (“Purchase Agreement”) for that certain real property known as HEB Marketplace, 5601 Bandera Road, Leon Valley, Texas, with PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account (“Seller”), and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Purchase Agreement, relating to the purchase of that certain real property, with all improvements and appurtenances thereto more particularly described in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement in order to expressly confer upon Assignee all of the benefits of a successor, assign or nominee of Assignor under the Purchase Agreement.

Nothing in this Assignment shall be deemed to release Assignor from being directly liable to Seller under the Purchase Agreement.

By executing this Assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Purchase Agreement, as aforesaid.

Assignor will indemnify, defend and hold harmless Seller for any damages, including attorneys fees and litigation costs from any suit, claim, demand or proceeding arising out of the Assignment or by a breach of this Assignment.

Assignor hereby covenants and warrants to Seller that Assignee is the only assignee of the Purchase Agreement and Assignee hereby covenants and warrants to Seller that (i) Assignee is in good standing under the laws of the State in which the Property is located; (ii) all documents executed by Assignee which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Assignee, and are or at the Closing will be legal, valid, and binding obligations of Assignee, and do not and at the Closing will not violate any provisions of any agreement to which Assignee is a party or to which it is subject; (iii) Assignee shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iv)

Assignee is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Assignee is capable of evaluating the merits and risks of an investment in the Property.

This Assignment shall be governed by, and construed in accordance with, the laws of the State of Texas. This Assignment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR:

TRT ACQUISITIONS LLC, a
Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a
Delaware limited liability company,
its sole member

	By:	Dividend Capital Total Realty Operating
Partnership LP, a Delaware limited partnership,
its sole member

		By:	Dividend Capital Total Realty
Trust, Inc., a Maryland corporation,
its general partner

By:

Its:

ASSIGNEE:

, a(n)

By

By

Consented to by Seller:

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance
Company, an Iowa corporation, for its Real Estate Separate
Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:

By:

EXHIBIT “G”

ASSIGNMENT OF WARRANTIES, GUARANTIES AND SERVICE CONTRACTS

THIS ASSIGNMENT OF WARRANTIES, GUARANTIES AND SERVICE CONTRACTS (this “Assignment”), made as of the     day of                    , 200  , by PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account, hereinafter referred to as “Assignor,” to TRT ACQUISITIONS LLC, a Delaware limited liability company, hereinafter referred to as “Assignee.”

WITNESSETH:

FOR VALUE RECEIVED, Assignor hereby grants, transfers and assigns to Assignee all of Assignor’s interest in and to any and all warranties and guaranties, management agreements, maintenance and service agreements, and equipment leases, if any, to the extent such warranties and guaranties, agreements and leases are assignable, pertaining to any construction, repairs, equipment, personal property, intangible property and improvements located on the real property described in Exhibit “A” attached hereto in Bexar County, Texas. Assignee hereby assumes any and all obligations of Assignor under such warranties and guaranties, agreements and leases and agrees to perform all of the terms, covenants, and conditions on the part of Assignor required therein to be performed, and in the case of agreements and leases, only those obligations of Assignor which first arise from and after Closing.

Assignor will cooperate with Assignee to secure performance by any warrantor for any work which the Assignee believes should be performed by any warrantor pursuant to such guaranties or warranties.

This Assignment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

[The remainder of this page is intentionally left blank.]

G-1

EXECUTED as of this     day of                     , 200  .

ASSIGNOR:

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance
Company, an Iowa corporation, for its Real Estate Separate
Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:

By:

ASSIGNEE:

TRT ACQUISITIONS LLC, a
Delaware limited liability company

By:	DCTRT Real Estate Holdco LLC, a
Delaware limited liability company, its
sole member

	By:	Dividend Capital Total Realty Operating
Partnership LP, a Delaware limited partnership,
its sole member

		By:	Dividend Capital Total Realty
Trust, Inc., a Maryland corporation,
its general partner

By:

Its:

G-2

EXHIBIT “H”

DEED

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

STATE OF IOWA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF POLK	§

THAT PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars cash and other good and valuable consideration paid in hand, the receipt and sufficiency of which is hereby acknowledged, by TRT ACQUISITIONS LLC, a Delaware limited liability company (“Grantee”), whose address is                                                                   , HAS GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents DOES GRANT,BARGAIN, SELL and CONVEY unto Grantee all that certain land situated in Bexar County, Texas, and described on Exhibit “A” which is attached hereto and incorporated herein by reference for all purposes, together with all of Grantor’s right, title and interest in and to all appurtenances thereof or in anywise appertaining thereto and all of Grantor’s right, title and interest in and to all buildings, structures, fixtures and improvements located thereon (said land, real property, rights, improvements and appurtenances being herein together referred to as the “Property”).

This conveyance and the warranties of title herein are expressly made subject to the liens, encumbrances, easements and other exceptions set forth on Exhibit “B” attached hereto and incorporated herein by this reference for all purposes to the extent the same are valid and subsisting and affect the Property.

BY ITS ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS CONVEYANCE, GRANTOR SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY (OTHER THAN WARRANTIES OF TITLE AS EXPRESSLY PROVIDED AND LIMITED HEREIN AND IN THAT CERTAIN REAL ESTATE PURCHASE AND SALE AGREEMENT BETWEEN PRINCIPAL LIFE INSURANCE COMPANY AND TRT ACQUISITIONS LLC DATED AS OF                   , 2006, WHICH PURCHASE AND SALE AGREEMENT REPRESENTATIONS AND WARRANTIES SHALL SURVIVE THE DATE OF THIS CONVEYANCE FOR A PERIOD OF NINE (9) MONTHS), AGREEMENT OR GUARANTY OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO: (a) THE

VALUE, QUALITY OR CONDITION OF THE PROPERTY; (b) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (c) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (d) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (e) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (f) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (g) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS.

TO HAVE AND TO HOLD the property unto Grantee, and Grantee’s successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor’s successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Grantor, but not otherwise, but subject, however, as aforesaid, to the matters set forth on Exhibit B hereto.

Ad valorem taxes have been paid through the year 200  , and ad valorem taxes for the year 200   have been prorated and assumed by Grantee.

EXECUTED effective as of this     day of                              , 200  .

GRANTOR:

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate
Account, formerly known as Principal Life Insurance
Company, an Iowa corporation, for its Real Estate Separate
Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company, its authorized
signatory

By:

By:

STATE OF IOWA	)
	)	SS:
COUNTY OF POLK	)

On this      day of                  , 200  , before me, the undersigned, a Notary Public in and for the said State, personally appeared                                   and                                   , to me personally known to be the identical persons whose names are subscribed to the foregoing instrument, who being by me duly sworn, did say that they are the                                   and                                   , respectively, of PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, authorized signatory of PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation; that the instrument was signed on behalf of the corporation by PRINCIPAL REAL ESTATE INVESTORS, LLC, as authorized signatory of PRINCIPAL LIFE INSURANCE COMPANY, by authority of the Board Of Directors of PRINCIPAL LIFE INSURANCE COMPANY; and that the aforesaid individuals each acknowledged the execution of the foregoing instrument to be the voluntary act and deed of PRINCIPAL REAL ESTATE INVESTORS, LLC, as authorized signatory of said corporation, by it and by them voluntarily executed.

Notary Public in and for said State
My Commission Expires:
[Affix Notarial Stamp or Seal]

Upon recordation, please return to:

Darrel R. Davison, Esq.
Thompson Hine LLP
10 West Broad Street, Suite 700
Columbus, Ohio 43215-3435

EXHIBIT “I”

BILL OF SALE

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, for its Principal U.S. Property Separate Account, formerly known as Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account, whose mailing address is 801 Grand Avenue, Des Moines, Iowa, 50392, hereinafter referred to as “Grantor,” for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by TRT ACQUISITIONS LLC, a Delaware limited liability company, hereinafter referred to as “Grantee,” receipt of which is hereby acknowledged, does hereby BARGAIN, SELL, GRANT, CONVEY AND TRANSFER and by these presents has BARGAINED, SOLD, GRANTED, CONVEYED AND TRANSFERRED unto the said Grantee, its successors and assigns, all tangible personal property owned by Grantor and now existing or hereafter placed on or installed in the real property described on Exhibit “A” attached hereto and made a part hereof by reference, and used as a part of or in connection with the business now or hereafter conducted thereon, said tangible personal property to include, but not limited to, the right to use any trade name (excepting those including the name “Principal”) used in connection with the real property improvements and fixtures, all machinery, equipment, account or contract rights, and inventory (the “Personal Property”) located on or used in connection with the property described on the attached Exhibit “A.”  The Personal Property is bargained, sold, granted, conveyed and transferred by Grantor AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IT BEING THE INTENTION OF GRANTOR EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, OR BY ANY SAMPLE OR MODEL THEREOF, AND ALL OTHER WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE.

GRANTEE ACKNOWLEDGES AND AGREES AND THE DEED SHALL PROVIDE THAT GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, OTHER THAN THOSE EXPRESSLY CONTAINED IN THE DEED AND THAT CERTAIN REAL ESTATE PURCHASE AND SALE AGREEMENT BETWEEN PRINCIPAL LIFE INSURANCE COMPANY AND TRT ACQUISITIONS LLC DATED       , 2006 (WHICH PURCHASE AND SALE AGREEMENT REPRESENTATIONS AND WARRANTIES SHALL SURVIVE THE DATE OF THIS CONVEYANCE FOR A PERIOD OF NINE (9) MONTHS), PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO:  (i) THE VALUE, QUALITY OR CONDITION OF THE PROPERTY; (ii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON; (iii) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (iv) THE HABITABILITY, SUITABILITY, MERCHANTABILITY,

I-1

MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (v) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (vi) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (vii) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW,  THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS.

TO HAVE AND TO HOLD the same, unto the said Grantee, its successors and assigns forever. Grantor does hereby warrant title to the Personal Property, and covenants and agrees to and with Grantee, its successors and assigns to defend the Personal Property hereby sold unto Grantee, its successors and assigns, against all claims by persons who lawfully claim any interest in the Personal Property by, through or under Grantor, but not otherwise.

EXECUTED AS OF THIS      day of         , 200  .

PRINCIPAL LIFE INSURANCE COMPANY, an
Iowa corporation, for its Principal U.S. Property Separate Account,
formerly known as Principal Life Insurance Company, an Iowa
corporation, for its Real Estate Separate Account

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a
Delaware limited liability company,
its authorized signatory

By:

By:

I-2

EXHIBIT “J”

ACCESS INSURANCE REQUIREMENTS

Type	Limits

Worker’s Compensation Employer’s Liability	$Statutory

General Liability	$1,000,000/occurrence
$1,000,000/aggregate

Automobile Liability	$1,000,000/person
$1,000,000/occurrence

Professional Liability	$1,000,000/occurrence
$1,000,000/aggregate

Pollution Liability	$1,000,000/occurrence
$1,000,000/aggregate

Buyer will guarantee that its agents and contractors maintain the aforesaid coverages throughout the term of this Agreement. Furthermore, any coverage written on a “Claims Made” basis shall be kept in force, either by renewal, or the purchase of an extended reporting period, for a minimum period of three (3) years following the termination of this Agreement. Nothing herein contained shall in any way limit Buyer’s liability under this Agreement or otherwise.

J-1

EXHIBIT “K”

ENVIRONMENTAL REPORTS

Phase I Environmental Site Assessment, prepared by Envirotest, Inc., dated February 14, 2002

K-1

EXHIBIT “L”

DUE DILIGENCE ITEMS

1.                                      Leases

1.a.                            Rent Roll

   Dated: 11/14/06

1.b.                            Leases

File Pos.	Tenant Name	Lease Date/Amend Dates	Other Documents
1.	First Cash, Ltd.	Lease dated 4/1/03	Change in Signage Letter dated 6/25/03
2.	Hung Tang d/b/a Vicky Nails	Lease dated 6/24/01; First Amendment dated 3/16/04
3.	My Style, Inc. d/b/a Great Clips	Lease dated 1/14/00; First Amendment dated 2/28/05	Guaranty of Lease dated 1/14/00; Pylon Sign Agreement dated 11/30/01
4.	GameStop.com successor-in- interest to Babbage’s Etc., LLC	Lease dated 10/6/98; Amendment to Lease dated 5/9/01; Lease Modification and Extension Agreement dated 12/20/01; Lease Modification Agreement dated 3/25/02; Second Amendment dated 8/9/04
5.	Roger Z. Ramos d/b/a American Postal Center – TERM EXPIRED – TENANT VACATED	Lease dated 6/4/01	Letter dated 2/1/06 regarding non-renewal
6.	Blockbuster Inc. assigned to Trading Zone Inc.	Lease dated 9/28/04; Term Expiration Agreement dated 3/8/05	Lease Assignment dated 9/28/04; Memorandum of Lease dated 9/28/04
7.	Mychal R. Johnson and Florice Johnson d/b/a Lone Star Liquor assigned to Michael Forbes d/b/a Fiesta Liquor Stores	Lease dated 6/28/99; First Amendment dated 8/16/04	Guaranty of Lease dated 6/9/99; Assignment of Lease dated 2/13/01

File Pos.	Tenant Name	Lease Date/Amend Dates	Other Documents
8	Cleaning Ideas, Inc. assigned to Cleaning Ideas Corp.	Lease dated 12/10/92; First Amendment dated 2/13/04	Assignment and Acceptance dated 8/3/99
9	Office Depot, Inc. assigned to Office Depot of Texas, L.P.	Lease dated 3/20/90; First Amendment dated 5/28/04	Assignment and Assumption dated 10/1/98; Occupancy Agreement dated 12/5/03
10	Kids Outlet, LLC	Lease dated 9/8/05
11	Sally Beauty Company, Inc. d/b/a Sally Beauty Supply	Lease dated 7/28/97; Lease Amendment No. 1 dated 2/2/04	Agreement Setting Lease Term dated 1/14/98; Pylon Sign Agreement dated 3/1/98; Renewal Letter dated 5/31/02
12	The Gap, Inc. d/b/a Old Navy	Lease dated 8/30/96	Renewal Option Letter dated 6/8/06
13	HEB Grocery Company, LP	Lease dated 3/28/02; First Amendment dated 7/13/06

1 .c.	Exclusive Leasing Agreement	Enclosed

1.d.	2005 CAM Reconciliations	Enclosed

1.e.	Sales Reports	Enclosed

2.	Financial Reports

	2.a. Budget 1/06 to 12/06	Enclosed

2.b. Operating Statements:

	2003	Comparative Income Statement to 12/03
	2004	Comparative Income Statement to 12/04
	2005	Comparative Income Statement to 12/05
	2006	Comparative Income Statement to 10/06

2.c. Tax Bills:

	2003	Bexar County Account Number 04428 701-0110
	2004	Bexar County Account Number 04428-701-0110
	2005	Bexar County Account Number 04428-701-0110
	2006	Bexar County Account Number 04428-701-0110

	2.d. 2005 Capital Expenditures	Schedule of Building Improvements
Schedule of Lease Commissions
Schedule of Tenant Improvements

3.                                      Engineering Reports

3a.	Soils – Not Applicable
3b.	Environmental – Phase I Environmental Site Assessment
	Prepared by: Envirotest, Inc.	Date 2/14/02
3c.	Asbestos Survey – Not Applicable
3d.	Seismic – Not Applicable
3e.	Roof – Not Applicable
3f.	Other – Not Applicable

4.                                      Servicing Contracts

4a/b.                    Management/Leasing Agreement

Contractor	Date Amend Date	Cancelable	Notice required	No. of Days
Reata Real Estate Services, LLC	10/13/05; 10/19/05	Yes	Yes	30

4c.                                Janitorial - Not Applicable

4d.                               Landscaping

Contractor	Date Amend Date	Cancelable	Notice required	No. of Days
Horton Horticulture Inc.	2/10/06	Yes	Yes	30

4e.                                HVAC Maintenance – Not Applicable

4f.                                 Trash – Not Applicable

4g.                                Pest Control

Contractor	Date Amend Date	Cancelable	Notice required	No. of Days
Pest Shield Pest Control, Inc.	1/17/06	Yes	Yes	30

4h.                               Elevator Maintenance – Not Applicable

4i.                                   Other

Contractor	Date Amend Date	Cancelable	Notice required	No. of Days
Alamo Lot Maintenance, Ltd., L.L.P. (Sweeping Only)	11/21/05	Yes	Yes	30
Malley & Malley, L.P. d/b/a Longhorn Lot Maintenance	12/1/05	Yes	Yes	30
Security Agreement	11/1/05	Yes	Yes	30

5.	Warranties/Guaranties	American Roofing & Metal Co.
Empire Roofing of Austin

6.	Zoning Information	Property Zoned B3 – Commercial District

7.	Building Permit	Not Applicable

8.	License Agreements	Southwestern Bell Telephone Easement/Survey

9.	Indemnities	Not Applicable

10.	Title Commitment

Title Company: Chicago Title Insurance Company Commitment No.: 44-903-80-691701 NBU#: 100616769 Issued: 3/14/06 Effective Date: 2/16/06 Revision No. 1: Issued 3/31/06 Exception Documents: Attached

11.	Survey

Surveyor: Collins & Associates prepared for Hayes & Matthews, Inc. Contact Name: Virgil T. Collins Job No. 23164 Survey Date: 3/22/06

12.	As-built - plans/specifications	Available

(Note: only one copy will be provided to Buyer)

13.	Certificates of Occupancy	Enclosed

14.	Other/Miscellaneous

EXHIBIT “M”

TENANT ESTOPPEL CERTIFICATE

Date:

From:

(“Tenant”)

To:

(“Buyer”)

(“Landlord”)

(“Lender”)

Re:

Gentlemen:

The undersigned (the “Tenant”) has executed and entered into that certain lease agreement (the “Lease”) with (          ) (“Landlord”) attached hereto as Exhibit A and made a part hereof for all purposes with respect to certain space known as (          ) (“Premises”) located at (          ) (“Property”). The Tenant understands that Landlord, the owner of the Property and the Landlord’s interest in the Lease, intends to sell, transfer, assign, and convey such Property, and Landlord’s interest in all tenant leases with respect to such Property, to (          ) or its assigns (“Buyer”), who will rely on this certificate in connection with its purchase of the Property. The Tenant also understands that (          )(“Lender”) intends to make a loan to Buyer secured by, among other things, a mortgage or deed of trust on the Property and an assignment of rents under the Lease, and that Lender will rely on this certificate in connection with its loan to Buyer.

With respect to the Lease and such sale and loan transactions, the Tenant is pleased to inform you of the following, with the intention that you, the Buyer, Lender and/or its affiliates and assigns, may rely fully thereon:

1.                                      A true and correct executed copy of the Lease and all amendments thereto is attached hereto as Exhibit A.

2.                                      The Lease represents the results of bona fide arms-length negotiations between the parties, is in full force and effect, and has been modified, supplemented, or amended only in the following respects:

3.                                      The Tenant is the current tenant under the Lease and is the only occupant in actual occupancy of its leased premises under the Lease comprising approximately (          ) square feet.

4.                                      The Tenant is in full and complete possession of the Premises, and such possession has been delivered by Landlord, or its predecessor in title, pursuant to the Lease and has been accepted by Tenant. Tenant

M-1

has not assigned, transferred, pledged, mortgaged, sublet, licensed, concessioned, vacated, discontinued its business, nor entered into any agreement to transfer any of Tenant’s interest or any right of use or occupancy in the Leased Premises, except:

5.                                      The initial term of the Lease commenced on (        ), and excluding renewals or extensions, ends on (             ).

6.                                      Tenant’s proportionate share of expenses is           %. Tenant has paid Landlord all amounts due through the month in which this Certificate has been dated, which payments are comprised of the following:

a. security deposit of $           ;

b. monthly base rent, which is currently $           , not including any expense reimbursement for tenant improvements or rental charges based on a percentage of sales;

c. monthly additional rent, which is currently $           imposed in connection with Tenant’s obligation, if any, to contribute to the payment of real estate taxes, insurance premiums, common area maintenance and other charges due under the Lease.

d. all other monthly additional rent, for the following items for the following amounts; [LIST ITEM AND AMOUNT, SUCH AS PERCENTAGE RENT, LANDLORD IMPROVEMENTS, REIMBURSEMENTS, ETC.]

ITEM:	$
ITEM:	$
ITEM:	$

[If none, write “NONE”]

7.                                      Tenant’s year-to-date gross sales for January       though December       are $       and were $       for the prior period January       through December       .

8.                                      Rent and CAM with respect to the Lease has been paid by Tenant through (              ).

9.                                      There are no concessions, bonuses, free months’ rental, rebates, abatements, allowances or other matters affecting the rental for Tenant, except as follows:

10.                               Tenant has no early termination, expansion, renewal or extension options under its Lease or otherwise except as follows:

11.                               Tenant has no right of first refusal, option or other right to lease or purchase the Premises or Property, nor does Tenant have any right to unilaterally terminate the Lease.

12.                               There are no known events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a monetary or other default of the Landlord under the Lease, or entitle the Tenant to offsets or defenses against the prompt current payment of rent or CAM, and there are no lawsuits, actions, claims or other proceedings pending against the Landlord under the Lease either brought by Tenant or to which Tenant is a party.

13.                               Tenant is not in default under any terms, conditions or covenants of the Lease to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.

14.                               There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the Bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant.

15.                               All improvements required to be made by the Landlord under the terms of the Lease have been completed in all respects and to the satisfaction of Tenant, are open for the use of Tenant, and all tenant improvement allowances have been fully paid or applied, as the case may be, except as follows:

16.                               Tenant has not generated, used, stored, spilled, disposed of or released any hazardous substances at, on or in the Premises. “Hazardous Substances” means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives. To the best of Tenant’s knowledge, no asbestos or polychlorinated biphenyl (“PCB”) is located at, on or in the Premises. “Hazardous Substances” shall not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

17.                               Tenant has not received notice to pay rent to someone other than the Landlord.

18.                               The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

19.                               The party executing this Certificate on behalf of Tenant represents that he/she has been authorized to do so on behalf of Tenant.

Dated:                       , 2006.

Very truly yours,

TENANT NAME

By:

LEASE GUARANTOR:

The undersigned hereby (a) ratifies and reaffirms its obligations under that certain [Guaranty] dated as of           , 20   (the “Lease Guaranty”), a true and correct copy of which has been delivered to Lender, (b) confirms that the Lease Guaranty is in full force and effect and has not been modified (except for such modifications delivered to Lender), and (c) certifies that the statements made by Tenant herein are true and correct.

[Lease Guarantor]

EXHIBIT “N”

PENDING LITIGATION

None

N-1

EXHIBIT “O”

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT is made as of this     day of                     , 200_, by and among COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC., a California corporation, (together with its successors and assigns, “Mortgagee”),                        , a                        (together with its successors and assigns, “Tenant”), and                        , a                        (together with its successors and assigns, “Landlord”).

RECITALS

A.                                    Landlord is the owner of those certain premises commonly known as                        , more particularly described in Exhibit A attached hereto (the “Real Estate”);

B.                                    Mortgagee is now or will be the owner and holder of a note (the “Note”) evidencing a loan (the “Loan”) made by Mortgagee to Landlord, and a [mortgage] [deed of trust] (the “Mortgage”) securing the Loan, in each case executed by Landlord to Mortgagee;

C.                                    The Mortgage constitutes or will constitute a first lien upon, among other things, the Real Estate and the current and future improvements (the “Improvements”) situated thereon (collectively, the “Property”);

D.                                    Under the terms of a certain Lease (the “Lease”) dated                        , Landlord leased to Tenant the Real Estate and the Improvements, or a portion thereof, as more particularly described in the Lease; and

E.                                     The parties are entering into this Agreement as a condition of Mortgagee’s agreement to make the Loan evidenced by the Note.

AGREEMENTS

1.                                      Subordination. The Lease is and at all times shall be subordinate to the Mortgage and to all substitutions, renewals, modifications and amendments of and to the Mortgage (including, without limitation, any of the foregoing which increase the indebtedness secured thereby). Without limiting the generality of the foregoing, Tenant acknowledges that Mortgagee has a claim superior to Tenant’s claim for insurance proceeds, if any, received with respect to the Improvements or the Property.

2.                                      Non-Disturbance. In the event of foreclosure of the Mortgage (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale, or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Mortgagee agrees on behalf of itself, its successors and assigns, and on behalf of any purchaser at such foreclosure (“Purchaser”) that Tenant shall not be disturbed in the quiet and peaceful possession of the premises demised under the Lease, subject to the terms and conditions of the Lease.

3.                                      Attornment. In the event of foreclosure of or other execution on the Mortgage or conveyance in lieu of foreclosure, which foreclosure, execution or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, Tenant shall attorn to Mortgagee or Purchaser and recognize Mortgagee or Purchaser as Tenant’s landlord under the Lease, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Mortgagee or Purchaser shall recognize and accept Tenant as its tenant thereunder, whereupon the Lease shall continue, without further agreement, in full force and effect as a direct lease between Mortgagee or Purchaser and Tenant for the remaining term thereof, together with all extensions and renewals now provided thereunder, upon the same terms, covenants and conditions as therein provided, and Mortgagee or Purchaser shall thereafter assume and perform all of Landlord’s subsequent obligations, as landlord under the Lease, and Tenant shall thereafter make all rent payments directly to either Mortgagee or Purchaser, as the case may be, subject to the limitations contained in Section 4 below.

4.                                      Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of or other execution on the Mortgage (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, Mortgagee or Purchaser, as the case may be, shall in no event or to any extent:

(a)                                 be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, claim or defense against Mortgagee, Purchaser, or the successors or assigns of any of them;

(b)                                 be subject to any offsets or defenses which Tenant might have against any prior landlord;

(c)                                  be liable to Tenant for any payment of rent more than thirty (30) days in advance or any security deposit or any other sums deposited with any prior landlord (including Landlord) and not delivered to Mortgagee;

(d)                                 be liable for any construction obligations under the Lease; or

(e)                                  be bound by any cancellation, surrender or amendment of the Lease not consented to by Mortgagee.

5.                                      Cure by Mortgagee of Landlord Defaults. Tenant agrees to give Mortgagee a copy of any notice of default served upon Landlord. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in the Lease, then Mortgagee have an additional thirty (30) days after its receipt of notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

6.                                      Notices. All notices, demands and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given when personally served, delivered by nationally recognized overnight courier service, or if sent by U.S. registered or certified mail, postage prepaid, addressed as follows:

Mortgagee:	Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada, MS CH-143
Calabasas, California 91302
Attention:

Tenant:

Attention:

Landlord:

Attention:

with a copy to:

Attention:

7.                                      Binding Effect. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

8.                                      Modification. This Agreement may not be modified orally or in a manner other than by an agreement signed by the parties hereto or their respective successors in interest.

9.                                      Choice of Law. This Agreement shall be governed by the internal law (and not the law of conflicts) of the State in which the Property is located.

10.                               Counterparts. This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

[Signatures commence on following page]

WITNESS the due execution of this instrument by the parties hereto the day and year first above written.

MORTGAGEE:

COUNTRYWIDE COMMERCIAL REAL
ESTATE FINANCE, INC., a California corporation

By:
Name:
Title:

TENANT:

,
a

By:
Name:
Title:

LANDLORD:

,
a

By:
Name:
Title:

STATE OF	)

COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared on               and who personally acknowledged themselves to be the               and               of               and who executed the foregoing instrument and who acknowledged before me that they executed the same freely and voluntarily and for the purposes therein expressed, made by virtue of a resolution of its Board of Directors.

WITNESS my hand and official seal.

Signature	(Seal)

STATE OF	)

COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared on               and who personally acknowledged themselves to be the               and               of               and who executed the foregoing instrument and who acknowledged before me that they executed the same freely and voluntarily and for the purposes therein expressed, made by virtue of a resolution of its Board of Directors.

WITNESS my hand and official seal.

Signature	(Seal)

STATE OF	)
COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared on               and who personally acknowledged themselves to be the               and               of               and who executed the foregoing instrument and who acknowledged before me that they executed the same freely and voluntarily and for the purposes therein expressed, made by virtue of a resolution of its Board of Directors.

WITNESS my hand and official seal.

Signature	(Seal)

EXHIBIT A

Legal Description

EXHIBIT P

Form of Audit Letter

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended             , 200  , was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of HEB Marketplace, 5601 Bandera Road, Leon Valley, Texas (the “Project”) in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project. In connection with your December 31, 200_ audit we confirm, to our actual knowledge, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

1.                                      We have made available to you all financial records and related data concerning this Project, which are in our possession.

2.                                      We are not aware of any:

a.                                      Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.

b.                                      Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

c.                                       Material events that have occurred subsequent to             , 200   that would require material adjustment to the statement of operating income.

3.                                      There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

[Appropriate signature line]

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